                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

                          Date of Report: July 26, 2001
                        (Date of earliest event reported)

                          HOUSEHOLD INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)

         Delaware                          1-8198                36-3121988
(State of other jurisdiction of         (Commission            (IRS Employer
 incorporation or organization)         File Number)         Identification No.)

                                2700 Sanders Road
                        Prospect Heights, Illinois 60070
                                 (847) 564-5000

   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

             (Former name or address, if changed since last report.)
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ITEM 5. OTHER EVENTS
        ------------

     On July 26, 2001, Household International, Inc., a Delaware corporation ("Household") entered into an Underwriting Agreement and the Pricing Agreement constituting a part thereof, each dated July 26, 2001 (together, the "Underwriting Agreement"), between Household and Morgan Stanley and Co. Incorporated, as underwriter (the "Underwriter"). The Underwriting Agreement provided for the sale by Household of $1,220,793,000 aggregate principal amount at maturity of Zero Coupon Convertible Senior Debentures (the "Debentures") due 2021. The Debentures were registered by Household as part of a Registration Statement relating to $3 billion of various securities on Form S-3 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement (File No. 333-60510) was declared effective on June 8, 2001.

     A copy of (i) the First Supplemental Indenture dated as of August 2, 2001, between Household International, Inc. and BNY Midwest Trust Company, as trustee, and (ii) an opinion of counsel relating to the Debentures, are filed as exhibits 4 and 8 hereto, respectively.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
        ---------------------------------

(c)  Exhibits

4 First Supplemental Indenture dated as of August 2, 2001, between Household International, Inc. and BNY Midwest Trust Company, as Trustee, pursuant to which the Debentures will be issued.

8 Opinion of Sidley Austin Brown & Wood LLP regarding federal income tax consequences and Consent.

23 Consent of Sidley Austin Brown & Wood LLP is contained in their opinion (Exhibit 8).
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HOUSEHOLD INTERNATIONAL, INC.


Date:  August 1, 2001                     By:      /s/ E. D. Ancona
                                                   -----------------------------
                                          Name:    E. D. Ancona
                                          Title:   Managing Director-Treasurer